Exhibit 99.1

Alkermes Contacts:

For Investors: Sandy Coombs +1 781 609 6377

For Media: Katie Joyce +1 781 249 8927

Alkermes Announces Appointment of Anne C. Whitaker to Board of Directors

DUBLIN, Sept. 16, 2026 — Alkermes plc (Nasdaq: ALKS) today announced the appointment of a new independent director, Anne C. Whitaker, to the company’s Board of Directors (the Board). Ms. Whitaker is a seasoned biopharmaceutical executive and experienced board director who brings deep commercial and operational expertise, as well as a proven track record of driving growth and transformation across global pharmaceutical and biotechnology organizations.

“Anne joins our Board at a defining time for Alkermes,” said Blair Jackson, President and Chief Executive Officer of Alkermes. “We are building on our strong commercial performance and advancing a differentiated pipeline that we believe has the potential to address significant unmet needs in neuroscience. Anne’s experience and perspectives will be valuable assets as we execute on our strategy and work to develop new medicines for patients and create long-term value for our shareholders. I look forward to working with Anne as we build on the momentum we have established across the business.”

“Anne’s experience as an executive and CEO across organizations of varying sizes and stages, together with her extensive service on public and private company boards, gives her a unique perspective on the key decisions that drive long-term success in our industry,” said Richard Pops, Chairman of the Board of Alkermes. “We are very pleased to welcome Anne to the Alkermes Board as we continue to advance our strategic priorities.”

“I am honored to join Alkermes’ Board at such an exciting time in the company’s evolution,” said Anne Whitaker. “Alkermes has built a strong foundation through scientific innovation, disciplined execution and value creation. I look forward to working alongside the Board and management team in support of Alkermes’ commitment to improving outcomes for patients through innovative medicines.”

About Anne Whitaker

Ms. Whitaker most recently served as chief executive officer of Aerami Therapeutics, a then clinical-stage biopharmaceutical company. Prior to Aerami, she served as chief executive officer of Novoclem Therapeutics, Inc. and Synta Pharmaceuticals Corporation. Prior to those roles, Ms. Whitaker held a variety of senior commercial and executive leadership positions at Bausch Heath Companies, Inc., Sanofi S.A. and GlaxoSmithKline.

Ms. Whitaker currently serves on the boards of directors of publicly-traded companies Basilea Pharmaceutica Ltd, a commercial-stage biopharmaceutical company and ICON plc, a healthcare intelligence and clinical research organization. She also serves on the boards of directors of private companies QurAlis LLC, Bespak, Inc., Beaconcure Technologies and Trinity Partners, LLC. She previously served on the boards of directors of publicly traded companies Nykode Therapeutics, OraSure Technologies, Inc., Ergomed plc and Faron Pharmaceuticals and several other public and private life sciences companies.

Ms. Whitaker holds a B.S. in chemistry with a minor in business administration from the University of North Alabama.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects; and the potential therapeutic and commercial value of the company’s investigational and commercial products. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.